Exhibit 10.7

Agreement of Zhejiang Anbisheng insurance brokerage co., LTD.

to

acquire 100% equity

of

Hebei Hengbang insurance co., LTD

Hebei, China

In March 2017

Transferor (hereinafter referred to as party a)

Name: An Erjiang

Address:

Id no. :

Contact number:

Email address:

Name: Liu Fangfang

Address:

Id no. :

Contact number:

Email address:

Name: Shao Yunfei

Address:

Id no. :

Contact number:

Email address:

Transferee: Zhejiang Anbisheng insurance brokerage co., LTD. (hereinafter referred to as party b)

Location: 18f-b (1802), 18f-c (1803), 173 Yugu road, Xihu district, Hangzhou

Legal representative: Wang Zhe

Contact person:

Contact phone number:

Email

Target company: Hebei Hengbang insurance co., LTD. (hereinafter referred to as Hengbang)

Address: no. 1003, Huite building, no. 563, Xinhua west road, Xinhua district, Shijiazhuang, Hebei

Legal representative: An Erjiang

(this page is the first part of this agreement, nothing else below)

Agreement contents

In view of the fact that:

1. Party a is three natural person shareholders of Hengbang with full civil capacity, and legally holds 100% of the equity of the company.

2. Party b is a limited liability company established on January 18, 2010 and validly existing in accordance with the company law of the People's Republic of China and other relevant laws and regulations. The registered capital is RMB 10 million yuan; Legal representative: Wang Zhe; The unified social credit code is 91330000550500720X.

3. Hengbang is a limited liability company established and validly existing on October 27, 2015 in accordance with the company law of the People's Republic of China and other relevant laws and regulations. The registered capital is 21 million yuan; The legal representative is An Erjiang; Unified social credit code :91130100MA07 KGLXX.

4. Party a owns 100% of the estimated equity of Hengbang; As of the date of this agreement, each shareholder shall legally own all and complete rights of the company.

5. Party a intends to transfer 100% of the equity of Hengbang to party b through the transfer of equity, and party b agrees to accept the transfer

In accordance with the contract law of the People's Republic of China, the company law of the People's Republic of China and other relevant laws and regulations, the parties hereto, based on the principle of equality and mutual benefit and through friendly negotiation, have reached the following agreement regarding party a's transfer of 100% of Hengbang's equity to party b.

Definition:

1 party a and party b shall be referred to as "one party" separately and "both parties" jointly.

2. In this agreement, unless the context otherwise requires, the following words have the following meanings:

"Equity" means the 10% equity of Hengbang owned by party a on the date of signing this agreement;

"Assets" means all assets owned by party a at the date of signing of this agreement

"Transfer price" means the purchase price of the transferred equity;

"This agreement" means the entire terms of this agreement, the supplementary agreement reached by the parties through negotiation and all attachments to this agreement and the supplementary agreement;

"Force majeure" means any event beyond the control, unforeseeable or, although foreseeable, unavoidable of the parties hereto, occurring after the date of this agreement and preventing either party from performing this agreement in whole or in part.

"Expenses" means expenses incurred in connection with the acquisition, including but not limited to travel expenses, attorneys' fees, appraisal fees, audit fees, etc.

"Disclosure" means the full disclosure obligation of party a to party b of the events, circumstances, information and materials related to the transactions hereunder, especially those unfavorable to party b. Party a's disclosure shall be comprehensive and true, and shall not be concealed or omitted. Party a's disclosure shall be made in writing.

"Concealment" means that party a intentionally fails to perform, or does not fully perform, or does not faithfully perform the obligation of informing party a of the events, situations, information and materials that party a knows well during the disclosure process.

"Omission" means that party a fails to disclose the events, circumstances, information and materials that it should be aware of due to its ignorance, or fails to disclose such information due to its negligence or other unintentional reasons even though it is aware of such information.

"Indemnity" means the obligation of one of the parties to pay to the other in addition to the subject matter or price.

"Authority of corporation" means the authority of the parties to this agreement to approve the execution of this agreement by the company in accordance with their respective articles of association.

"Equity" means the date on which the equity of Hengbang is determined and the equity transferred shall be transferred to party b from the date on which the equity transferred shall be transferred to party b. the base date for pricing equity transfer hereunder is:

"Constant state assessment power delivery day" refers to in this agreement comes into force, in accordance with this agreement between the two sides agreed to a constant state of assessment management, decision-making, staffing, including the chairman of the board of directors, directors, supervisors, chairman of the board of supervisors, managers, deputy manager and financial officers and other senior management personnel to replace) and the seal, accounts and assets, licenses over time.

"Legal accounts of Hengbang's public valuation" refers to the financial books and accounting vouchers that are completely kept in Hengbang's public valuation and which are fully and effectively recorded and accounted for the assets, liabilities and operating conditions of Hengbang's public valuation according to the financial accounting standards of Chinese enterprises.

"Constant state assessment contingent liabilities" refers to because of stock transfer before the base date, the stock right transfer after the base date subjected to constant state assessment of liabilities, and liabilities such as the benchmark stock right transfer has not stated party a statutory accounts also without mutual for off-balance-sheet liability, as well as the debt is in party a's benchmark equity transfer has statutory accounts listed, but the amount of debt is more than the amount stated in the accounts, which is greater than the parts.

"Chinese laws and regulations" means the laws, administrative regulations, rules and judicial interpretations promulgated by competent authorities of the People's Republic of China and in effect at the time of signing this agreement.

3. clauses and subparagraphs refer to the clauses, subparagraphs and subparagraphs of this agreement respectively.

4. Trade secret refers to any business information, materials and documents that are known during the performance of this agreement, including any content of this agreement and other cooperation matters that the parties may have.

5. The headings in this agreement are for convenience and shall not affect the understanding and interpretation of this agreement.

Article 1 prerequisites

1.1 the following are the prerequisites for party a to transfer Hengbang

(1) Party a shall submit to party b a copy of the resolution of the authority stipulated in the articles of association of party a to agree to transfer the equity of the company;

(2) Hengbang public estimate of financial accounts true, clear; All claims of the company have been legally disclosed to party b before the transfer;

(3) The audit result or financial evaluation of Hengbang's estimated financial status by the auditors or accounting personnel appointed by party b is consistent with the transfer statement and attachments.

Article 2 representations and warranties

2.1 party a hereby represents and warrants irrevocably

2.1.1 party a undertakes that the establishment of Hengbang shall be conducted in full accordance with Chinese laws and regulations. In addition to obtaining the business license issued by the industrial and commercial administration authorities and obtaining the business qualification, party a shall also carry out effective tax registration, enterprise code registration and industry license for relevant businesses, and pass the annual inspection year by year;

2.1.2 party a undertakes that the division, merger, restructuring and reorganization of Hengbang public valuation since its establishment have been carried out in accordance with law, and its behavior is legal, effective and irreversible, and there are no uncertainties or unfulfilled matters;

2.1.3 party a undertakes that Hengbang has been operating in accordance with laws and paying taxes in accordance with regulations since its establishment, and there is no illegal operation, tax evasion, tax evasion, and no business license revocation or forced closure;

2.1.4 party a undertakes that since the establishment of Hengbang public valuation, it shall strictly implement the financial system and accounting standards promulgated by the state, and the accounting accounts, vouchers and statements, etc. shall conform to the financial accounting standards and accounting systems of relevant enterprises of the Chinese government, and shall be true, comprehensive and accurate, with consistent accounts and materials. Bad debts and scrapped assets have been written off.

2.1.5 party a undertakes that its publicly assessed capital contribution and equity acquired from Hengbang are operated in full accordance with Chinese laws and regulations and are legal and effective, and there is no liability or dispute, breach of contract or insufficient capital contribution; There is no guarantee of any form on the equity and assets of Hengbang, and there is no legal defect of any form, and party b guarantees that it will not encounter any form of right obstacles or face the threat of obstacles of similar nature after the transfer of the equity and assets.

2.1.6 party a voluntarily transfers the equity owned by Hengbang, and the transfer of the equity under this agreement has been agreed by other shareholders in accordance with the provisions of the articles of Hengbang public valuation, and has obtained the statement that other shareholders of Hengbang public valuation have given up the right of pre-emptive right, and has also obtained the approval of the shareholders' meeting of Hengbang public valuation.

2.1.7 party a undertakes that all assets listed in the list of assets disclosed to party b and all assets listed in the list of assets disclosed to party b are listed in the list of assets disclosed to party b without any dispute.

2.1.8 all representations, explanations or warranties made by party a to party b in connection with this transaction and all materials presented and handed over by party a to party b are true, legal and valid, and there is no fiction, falsification, concealment, omission or other untruths;

2.1.9 party a warrants that it has made full and true disclosure of the background of the equity and assets and the actual status of Hengbang's public valuation, and has not concealed any content that would have material or potential adverse effects on party b's exercise of the equity rights and asset rights;

2.1.10 party a has all the legal rights to enter into and perform this agreement, and party a's signing and performance of the rights and obligations hereunder does not violate the provisions of party a's articles of association, and there are no legal obstacles or restrictions;

2.1.11 party a warrants to party b that Hengbang has no debts other than the debts disclosed to party b. if Hengbang is publicly estimated to suffer from a probable liability, party b and Hengbang shall not assume any liability for such debts, and party b shall have the right to require party a to assume the obligation of compensation to party b in accordance with the provisions of this agreement.

2.1.12 party a commitment from　　(date) 　　(month)　　 (year) to the constant state of the agreement and the estimated date of delivery, constant state assessment will not transfer its own intellectual property rights and proprietary technology, will not transfer its own electricity, water, sewage, indicators and various government approval, not to sell their own business, sales network, sales agreement, has been the issue of promotional materials, advertising, etc. And shall take various measures according to the needs including paying compensation for non-competition restrictions to protect all kinds of trade secrets and economic information in its possession;

2.1.13 party a undertakes that, from the date of, year to the date of delivery of Hengbang public valuation agreed in this agreement, Hengbang public valuation will not maliciously sign any contract agreement or contract that damages the interests of party b or Hengbang public valuation, and if it is necessary to sign a contract whose subject value is above—— million yuan, party a will urge Hengbang to inform party b in advance.

2.1.14 party a promises that, from the date of of delivery of Hengbang agreed in this agreement, Hengbang will not promote the position of employees, nor recruit management cadres, nor change the existing labor contract to increase the salary of employees, nor sign a new labor contract to increase the number of employees;

2.1.15 the representative of party a who signs this agreement has been granted this agreement through all necessary procedures;

2.1.16 in addition to the above commitments and warranties, party a also undertakes and warrants that there are no events, circumstances, information and materials that may be adverse to party b except for those disclosed to party b in this document or relevant documents. Party a's commitments and warranties hereunder are irrevocable and, upon the entry into force of this agreement, shall constitute a legal, valid and binding document to party a's shareholders.

2.2 party b hereby irrevocably represents and warrants that:

2.2.1 party b agrees to transfer the equity of Hengbang to party a;

2.2.2 party b has the full right to enter into and perform the rights and obligations hereunder without violating the relevant provisions of the competent authorities and without any legal obstacles or restrictions.

2.2.3 party b's intention of accepting the equity and assets in the insurance certificate is true and it has sufficient conditions and ability to perform this agreement.

2.2.4 the representative of party b who signs this agreement has been authorized to sign this agreement through all necessary procedures.

Article 3 party a's disclosure responsibilities

3.1 principle provisions on disclosure liability

3.1.1 party a shall make clear disclosure of party a's obligations to party b, especially if it may lead to unfavorable assessment of party b or Hengbang. Party a shall make full and truthful disclosure.

3.1.2 if party a conceals or omits events, situations, information and materials that should be disclosed, such concealment or omissions shall be deemed as party a's failure to disclose.

3.1.3 the time of disclosure is from the establishment of Hengbang public valuation to the equity transfer valuation base date agreed in this agreement, which is limited only to the extent that the impact of the event, situation, information and data has not been eliminated or the demerit has not occurred and has not been dealt with.

3.1.4 during the period from the base date of equity transfer valuation to the date of delivery of Hengbang's public valuation, party a shall be obliged to inform party b in writing of the major events occurring during the period, especially those unfavorable to party b and Hengbang's public valuation;

3.1.5 party a confirms that it is on the basis of trust in party a's disclosure that party b enters into the equity transferred by party a in this agreement and agrees to the price of equity transferred in this agreement.

3.1.6 party a in the clear violation of this agreement, if party a about the provisions of the disclosure principle and this chapter about the disclosure statement, or both parties before this agreement or this agreement based on the provisions of the disclosure by party a or party a commitment to disclose, and according to the disclosure of the fair principle, party a shall perform the obligations, party a is willing to compensate party b in accordance with the agreement.

3.2 contents disclosed

Party a hereby makes clear that the events, circumstances, information and materials it has disclosed include but are not limited to the following, and the contents disclosed are free from concealment, omission or misleading, and the warranty is true and reliable:

3.2.1 contract: all kinds of contracts, agreements and contracts or documents of the same nature that have become effective but have not been performed or have not been performed by Hengbang have been disclosed to party b;

3.2.2 debt: whether financial accounts listed in the constant state assessment, is whether in money or services or goods for payment or other content, including the taxes in arrears and cope with the shareholders, including constant state assessment in accordance with the sales agreement or the relevant sales policy should be paid to dealers and consumers discounts, allowances and bonus constant state assessment as equity transfer pricing base date of all kinds of debt, already all list submitted to party b. Party a has fully disclosed to party b the debts which have been generated but whose results have not been determined, and Hengbang will not suffer the probable liabilities through public estimation.

3.2.3 responsibility: in the constant state assessment and its employees to intentionally or negligently, all of the civil liability shall be borne by the constant state assessment, regardless of the content, method, time limit and responsibility quantity is determined, as long as the cause of liability act or event has occurred, the responsibility is not effective to remove, already all disclosed to party b;

3.2.4 punishment: whether it is Hengbang's public estimation or its employees' intentional or negligent behavior, as long as the behavior or event that may cause administrative punishment has occurred, whether the obligee files the case or issues the punishment decision or not, all the information has been disclosed to party b.

3.2.5 litigation: no matter Hengbang is estimated to be the plaintiff, defendant or co-defendant, or a third party, as long as the case has been filed and the case cannot be concluded legally and effectively, all the cases have been disclosed to party b.

3.2.6 others rights: no matter the constant state assessment by actively or passively withstand, as long as have been constant state assessment of the assets mortgage, pledge, mass, as well as the pledge of rights, to provide guarantee to a third person, or the seizure of assets and accounts, seizure and freeze, and shall have the obligation to assist executive and did not remove effectively, have already disclosed to party b all.

3.2.7 acquired through restructuring: Hengbang has truthfully disclosed to party b all the assets acquired through restructuring, division or merger and whether such assets are mortgagable or subject to transfer restrictions;

3.2.8 shareholders' non-performance of obligations and special rights: all obligations and special rights to be enjoyed by hengbon's estimated shareholders in accordance with the articles of association and agreement, including exclusive supply and exclusive right of operation, common right of use, etc. have been disclosed to party b;

3.2.9 property of others: any immovable property or machinery and equipment built on the land where Hengbang enjoys the right to use the land, whose property right is owned by others or has rights and interests of others, has been disclosed to party b; Party b has also disclosed to party b the property of other people which is estimated to be used for a long time for production and business operation.

3.2.10 special obligations: if hengbon provides other enterprises, units or individuals with obligations such as power supply, water supply, steam supply, passing, leasing, lending assets, etc., it has disclosed to party b as long as it has continuity, whether there is an agreement or not:

3.2.11 special rights: as long as the special rights provided by the government to Hengbang for public valuation, or the special rights enjoyed by Hengbang for public valuation to other units, have been disclosed to party b

3.2.12 employees and labor contracts: the total number of employees, relevant benefits, labor contracts, wages, and social insurance contributions of employees, as well as the list of special employees who are expected to retire, retire, retire in advance, stop new employees and stay on the job, and the burden of the company have been fully disclosed to party b;

3.2.13 constant state assessment of the assets, liabilities and financial statements: the equity transfer pricing base date of constant state assessment of the fixed assets list, list of projects under construction schedule of schedule of assets, intellectual property right, land use rights, inventory detail schedule of test, the schedule of creditor's rights and liabilities, balance sheets and nearly three years of audit report, have been disclosed to party a;

3.2.14 in addition to the above, other events, situations, information and materials that should be disclosed by party a according to the disclosure principle have been disclosed to party a.

Article 4 confidentiality

4.1 unless otherwise agreed herein, the parties shall keep confidential all information, materials and documents in various forms obtained by them from the parties concerned in connection with the performance hereof.

4.2 of this agreement the parties promise because of the performance of this agreement and obtain all relevant parties of any information, data, and various forms of file contents, in the lift or after the termination of this agreement, shall be returned in accordance with the requirements of the corresponding original or other files can be retained, and in view of the information can't return, be destroyed, according to the corresponding request and issue a written guarantee, remove agreement or after the termination, for any reason and not in any way with the appropriate party any confidential information.

4.3 the confidentiality term of this agreement shall be permanent, and either party who breaches this agreement in violation of this confidentiality provision shall bear the liability for breach of contract of 30% of the equity transfer amount hereunder to the non-breaching party. And if the liability for breach of contract is insufficient to compensate the losses of the non-breaching party, the breaching party shall continue to assume the liability for compensation.

Article 5 subject matter of assignment

5.1 party a agrees to transfer its Hengbang public equity to party b in accordance with the terms of this agreement;

5.2 party b agrees to transfer the equity of Hengbang owned by party a in accordance with the terms of this agreement, and party b shall enjoy 100% of the equity of Hengbang in accordance with the law and the corresponding shareholders' rights.

Article 6 price and payment for the transfer of all equity rights

6.1 the parties hereto agree that the total estimated transfer price of all shares of Hengbang is RMB one million and six hundred thousand yuan (in words) and RMB 1,600,000.00 yuan (in numbers).

6.2 party a agrees to pay the equity transfer amount to the following account through bank transfer:

Bank: Shijiazhuang Pingan street branch of bank of China

Account name: An Erjiang

Bank account :62178550040469850

Both parties agree that the above account is the only account for each party to accept the equity transfer payment from party b. Payment made by party b to the above account shall become effective under this agreement, and party a shall perform subsequent obligations in accordance with this agreement. If party a needs to make changes to the above account, it shall notify party b in writing three (3) business days prior to the payment of the current amount by party b. otherwise, party a shall bear the payment of the equity transfer price for all losses caused thereby, and both parties shall confirm that the equity transfer price hereunder shall be paid by party b to party a's account in installments.

6.3 payment of equity transfer

6.3.1 first payment: party b shall pay RMB eight hundred thousand yuan (RMB 800,000.00) to party a within one working day after the signing of this agreement;

6.3.2 the second payment: party b shall pay party a RMB six hundred and forty thousand yuan only (RMB 640,00.0 yuan) within one working day after party a and party b complete the transfer of management right of Hengbang's public valuation upon the approval of the industrial and commercial bureau and the completion of the registration of industrial and commercial alteration and the acquisition of business license.

6.3.3 third payment: within one (1) working days after the approval of the insurance regulatory bureau and the completion of the registration of corresponding changes for the equity transfer hereunder, party b shall pay the remaining amount of RMB 100,000, 60,000 only (RMB 160,000) to party a;

6.3.4 payment by party b is a necessary condition for the effectiveness of this agreement, and party b shall pay the price in strict accordance with the above payment rhythm.

Article 7 equity transfer

Within 7 days after the birth of this agreement, party a shall complete the following handling and handing over:

7.1 transfer Hengbang's estimated management power to party b (including but not limited to replacing all the staff members of the board of directors, the general manager and other personnel appointed by party b).

7.2 party b shall actively assist and cooperate with party b to amend and sign the relevant documents required for the stock right transfer in accordance with the provisions of relevant laws, regulations and articles of association of the company, and jointly go through the registration procedures for alteration of the relevant industrial and commercial administrative authorities of Hengbang public valuation.

7.3 unless otherwise agreed herein, party b shall deliver the documents and materials stipulated in article 8 hereof to party b and transfer the relevant physical assets to party b.

7.4 transfer all documents on the transfer of all equity of Hengbang to party b legally and effectively owned by party a.

Article 8 delivery of management right of Hengbang

8.1 delivery date of Hengbang public valuation and management right: party a and party b agree that the delivery date of Hengbang public valuation and management right is the date on which the transfer of share rights of both parties is completed after registration by the industrial and commercial registration department and a new business license is issued.

8.2 party a and party b agree that the settlement of Hengbang's management right shall include but not be limited to the following aspects:

8.2.1 as of the date of the settlement of management right, Hengbang shall publicly evaluate the decision-making right, management right, personnel right and other rights enjoyed by the former shareholders' meeting, board of directors (executive director), board of supervisors (supervisor) and general manager. Resolutions, decisions, instructions and arrangements that have been made before but have not yet been implemented or have not yet been fully implemented can only be implemented or continued after confirmation by shareholders' meeting, board of directors, board of supervisors, general manager and other senior management personnel re-established or appointed after the transfer of shares.

8.2.2 by the management from the date of delivery, constant state assessment of management control by party b's management team, constant state assessment of the former chairman of the board of directors, directors, supervisors and general manager, deputy general manager and financial officers and other senior management personnel to submit to constant state assessment from now on as its constant state assessment act as job resignation letter, and make sure not to ask for any claim by the constant state assessment.

8.2.3 as of the date of delivery of management right, both parties shall transfer the accounts and files of Hengbang's public valuation.

8.2.4 as of the date of delivery of management right, both parties shall check and transfer the official seal, financial seal, contract seal, business license, tax registration certificate, enterprise code certificate, bank account opening license, production license, qualification certificate, insurance appraisal license issued by the government and the official seal and certificate of operation.

8.2.5 as of the date of management settlement, both parties shall check and settle all bank accounts and deposit accounts appraised by Hengbang.

Article 9 obligations of party a

9.1 party a shall cooperate with and assist party b in the legal due diligence investigation, audit and financial evaluation of Hengbang public valuation;

9.2 party a shall promptly sign all relevant documents related to the transfer of the equity that shall be submitted for approval by party a.

9.3 party a shall, in accordance with the provisions of this agreement, assist party b to go through the procedures of application for approval, filing and industrial and commercial alteration registration for the transfer of the right to exercise the shares.

9.4 party a undertakes that all debts incurred by Hengbang before the signing of the equity transfer agreement shall be borne by party a; Party a shall assume the obligations set forth in any proposal, notice, order, ruling, judgment and decision made by any administrative organ or judicial department regarding Hengbang public valuation's behavior existing before this acquisition.

9.5 faithfully perform its obligations and commitments hereunder in accordance with provisions hereof;

9.6 party a confirms that party b will not accept any original employees appraised by Hengbang, and Hengbang announces that the original employees will be placed by party a. in case of any liability caused by party a's failure to settle properly or any loss caused by the public estimation between party b and Hengbang, party a shall make compensation. The loss includes but is not limited to economic compensation and compensation of employees and the related penalty or occupation fee of advance payment due to Hengbang public estimation or party b (the payment shall be calculated on the basis of advance payment based on (4) times of bank loan interest rate in the same period);

Article 10 obligations of party b

10.1 party b shall pay the transfer price to party a in accordance with article 6 hereof.

10.2 party b shall, in accordance with the provisions of this agreement, urge Hengbang public valuation to timely go through the procedures of application for approval of its equity transfer and the procedures of industrial and commercial alteration registration and the alteration registration of the insurance regulatory bureau.

Article 11 liability for breach of contract

12.1 in case of contingent liabilities incurred by Hengbang, party a shall indemnify party b in accordance with the following provisions

12.1.1 party a's liability for compensation to party b as a result of Hengbang's estimated probable liability is independent of party a's liability for breach of contract as stipulated in paragraph 1 of this agreement, which is a compensation liability in addition to party a's liability for breach of contract.

12.1.2 party a shall be liable to party b for the equivalent amount of the probable liabilities incurred by Hengbang.

121.3 in the case of constant state assessment to suffer a contingent liabilities occurs, party b should prompt constant state assessment, written notice to party a if party a in the name of the constant state assessment exercise of defense right, party b will enable the company to give necessary assistance, no matter whether party a to exercise the right of defense or defense of the outcome, as long as the company suffers a contingent liability, party a shall be in accordance with this agreement to perform the liability for compensation.

12.1.4 party a shall indemnify party b within 3 days after Hengbang makes a public assessment of the probable liabilities.

12.1.5 before party b completes the payment of the equity transfer price in accordance with this agreement, party b shall have the right to deduct the amount of compensation from the transfer price payable to party a in accordance with this agreement, but shall notify party a in writing before the deduction.

12.1.6 party a shall assume unlimited joint and several liability to party b for party a's compensation obligations under this agreement due to Hengbang's contingent liability.

12.1.7 party b warrants that Hengbang will not voluntarily perform the probable liabilities, except for the right to offset, legal enforcement or for the benefit of party a.

12.2 if either party fails to perform its obligations under this agreement, it shall be liable for breach of contract to the relevant parties in the following manner.

12.2.1 the liability for breach of contract stipulated in this paragraph is independent of party a's liability for compensation to party b for Hengbang's contingent liability as stipulated in paragraph 1 of this article.

12.2.2 if either party breaches the representations and warranties set forth in article 2 hereof and thus causes losses to the other party, the breaching party shall pay liquidated damages equal to 30% of the equity transfer amount to the non-breaching party;

12.2.3 if party a fails to perform the obligation of truthful disclosure as agreed herein and causes losses to party b, it shall pay party b a penalty equal to 30% of the equity transfer amount; However, party a shall indemnify party b according to the first paragraph of this article for the losses caused by the probable liabilities of Hengbang to party b.

12.2.4 if party a fails to deliver the management right as scheduled as agreed herein, it shall pay liquidated damages of 0.03% per day according to the total equity transfer amount hereunder for each day overdue.

12.2.5 in case of three transfers of party a, party a shall assume unlimited joint and several liability for breach of contract hereunder;

2.2.6 if party b fails to pay the equity transfer price to party a in time as stipulated in this agreement, it shall pay a penalty of 0.03% of the overdue amount per day;

12.3 the above provisions shall not affect the right of the observant party to claim damages for losses which cannot be compensated under this article in accordance with laws, regulations or other provisions of this agreement

Article 12 force majeure

13.1 force majeure as mentioned herein means unforeseeable, unavoidable and insurmountable objective circumstances.

13.2 if either party fails to perform its obligations under this agreement in whole or in part in accordance with the provisions hereof due to obstacles or delays in the performance of its obligations under this agreement due to a force majeure event, the party experiencing the force majeure event (the hindered party) shall not be deemed to be in breach of this agreement as long as all the following conditions are met.

13.2.1 the obstructed party's failure to perform all or part of its obligations is directly caused by the force majeure event, and the obstructed party shall not delay in performing its obligations prior to the occurrence of the force majeure event

13.2.2 the obstructed party has made its best efforts to fulfill its obligations and reduce the losses caused by the force majeure event to the parties;

13.2.3 in the event of a force majeure event, the affected party shall immediately notify the other party and, within fifteen (15) days after the occurrence of the force majeure event, provide notarized documents and written explanations concerning the event, which shall include explanations of the reasons for the delay in performance or partial performance of the contract.

13.3 upon termination or exclusion of the force majeure event, the affected party shall continue to perform this agreement and shall notify the parties as soon as possible. The affected party shall be able to extend the time for performance of its obligations, which shall be equivalent to the time actually caused by the force majeure event.

13.4 if the impact of a force majeure event lasts for 30 days or more, the parties shall negotiate the modification or termination of this agreement according to the impact of the event on the performance of this agreement. If the parties fail to reach an agreement within ten (10) days after one party sends a written notice of consultation, either party shall have the right to terminate this agreement without assuming the liability for breach of contract.

Article 13 notice

14.1 all notices required under this agreement may be delivered by hand, registered mail, express mail, fax or E-mail. Notice shall be given at the address or number set forth in this agreement and shall be deemed to have been served if the following provisions are met.

4.1.1 if the delivery is made by hand, the delivery shall be deemed to be made on the date when the recipient signs for the delivery;

14.1.2 if it is sent by fax, it shall be deemed to have been delivered at the time shown in the delivery confirmation form printed by the sender after sending;

14.1.3 if it is sent by E-mail or other electronic data, it shall be deemed to have been delivered at the time indicated by the email system of the sender;

14.1.4 if it is sent by ems to the city, it shall be deemed to have been delivered the day after it is sent. If it is sent to other parts of the mainland, it shall be deemed to have been delivered on the third day after it is sent. Those sent to Hong Kong, Macao and Taiwan shall be deemed to have been delivered on the fourth day after the shipment. It shall be deemed to have been delivered on the sixth day after it has been sent to any other country or region outside the territory;

14.1.5 if it is sent by registered means to the city, it shall be deemed to have been delivered on the third day after Posting. If the goods are sent to other parts of the mainland, they shall be deemed to have been delivered on the fourth day after the goods were sent. If the goods are sent to Hong Kong, Macao and Taiwan, they shall be deemed to have been delivered five days after the goods are sent. If the goods are sent to other countries or regions outside China, they shall be deemed to have been delivered on the seventh day after being sent.

14.2 either party shall notify the other party in writing three (3) days prior to any change in the aforesaid information served. The fault party shall be liable for the losses caused by the delay in giving the notice.

Article 14 governing law and dispute resolution

15.1 the conclusion, entry into force, interpretation, performance and dispute resolution of this agreement shall be governed by the contract law of the People's Republic of China, the company law of the People's Republic of China and other laws and regulations. In case of any conflict between any provisions of this agreement and laws and regulations, the provisions of laws and regulations shall prevail.

15.2 any dispute arising out of or in connection with this agreement shall be settled amicably by the parties hereto through negotiation. If no settlement can be reached through negotiation within 30 days, the parties hereto shall have the right to submit the dispute to China international economic and trade arbitration commission for arbitration in Beijing in accordance with its arbitration rules in effect. The arbitration result shall be final and legally binding upon the parties hereto.

Article 15 the agreement shall be amended, modified or supplemented

The modification, alteration and supplement of this agreement shall be made in writing after both parties reach a consensus through consultation, and shall come into force after being formally signed by both parties

Article 16 special provisions

Unless in order to comply with relevant laws and regulations, the existence, content and performance of this agreement, the public and public announcement, shall be subject to the prior written approval and consent of party b.

Article 17 entry into force of the agreement

18.1 the agreement shall come into force after it is legally signed by both parties.

18.2 this agreement is made in () copies, with each party holding () copies and () copies kept in Hengbang.

Article 19 miscellaneous

19.1 matters not covered herein shall be covered by a supplementary agreement entered into by the parties. The supplementary agreement shall be an integral part of this agreement and shall have the same legal effect as this agreement;

19.2 the headings of articles in this agreement are for convenience only and shall not be deemed to be equivalent to all contents contained in such terms

19.3 the invalidity or cancellation of any provision hereof shall not affect the validity of other provisions hereof. The exercise of the rights by either party shall not result in any prejudice to the rights of the other party hereunder;

19.4 neither party's failure or delay in exercising any right hereunder shall be deemed to be a waiver of such right or its rights, and the exercise of such right alone or in part shall not preclude the exercise or further exercise of such right or other rights;

1.5 the answer to the agreement shall be unanimously confirmed that this agreement is the formal effective document signed by both parties with respect to the matters hereunder, and the change document of industrial and commercial registration and the change document of insurance regulatory bureau shall only be used for the change registration. In case of any inconsistency between the above mentioned stipulations and this agreement, this agreement shall prevail.

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The signature page follows

(there is no text on this page. It is about the acquisition of Hebei Hengbang insurance co., LTD by Zhejiang Anbisheng insurance brokerage, Company signature page only)

Party a (signature):

Yun fei or authorized representative: An Erjiang

Liu Fangfang or authorized representative: An Erjiang

An Erjiang: An Erjiang

Date: March 7, 2017

Party a (signature): Zhejiang Anbisheng insurance brokerage co., LTD

Legal representative (signature): Wang Zhe

Date: March 7, 2017

Target company (signature): Hebei Hengbang insurance co., LTD

Legal representative (signature): An Erjiang

Date: March 7, 2017